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                                                               Exhibit 21.1

                      Subsidiaries of the Registrant

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
                                                                      % Included
                                                                      ----------
     United States
      Magna Entertainment Corp.......................................    100
       The Santa Anita Companies, Inc................................    100
         Los Angeles Turf Club, Inc..................................    100
       SLRD Thoroughbred Training Center, Inc........................    100
       Gulfstream Park Racing Association, Inc.......................    100
       Pacific Racing Association....................................    100
       MEC Land Holdings (California) Inc............................    100
       Remington Park, Inc...........................................    100
       Thistledown, Inc..............................................    100
       MI Racing, Inc. ..............................................    100
       MEC Land Holdings (USA) Inc...................................    100
       DLR, Inc......................................................    100
       OTL, Inc......................................................    100
       Vista Hospitality, Inc........................................    100
     Canada
      MEC Holdings (Canada) Inc......................................    100
       1207032 Ontario Inc...........................................    100
      1180482 Ontario Inc............................................    100
     Europe
      MI Entertainment Holding GmbH..................................    100
       Magna Ventures Management GmbH................................    100
        SDP Landholding GmbH.........................................    100
         Steyr-Barter Handels GmbH...................................    100
          Steyr-Industrie-Commerz und Handels GmbH...................    100
        Gemeinnutzige Wohnungs-Gesellschaft,
         "Steyr-Daimler-Puch" GmbH & Co. KG..........................    100
        MI Air Flugbetriebs GmbH.....................................    100
      Magna Vierte Beteiligungs AG...................................    100
      Magna Projektentwicklungs AG...................................    100
       Magna Grundstucksentwicklungs GmbH............................    100
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